Exhibit 99.1

FOR IMMEDIATE RELEASE

VALSPAR REPORTS FOURTH QUARTER AND

FULL YEAR RESULTS

MINNEAPOLIS, November 20, 2006 – The Valspar Corporation (NYSE–VAL), a leading global coatings company, today reported record sales and earnings for the fourth quarter and fiscal year ended October 27, 2006. Reported net income for the fourth quarter increased 2% to $52,141,000 or $0.51 per diluted share from $50,966,000 or $0.50 per diluted share last year. This year’s results include expenses of $0.01 per diluted share for manufacturing rationalization and $0.02 per diluted share for stock based compensation, offset by favorable tax adjustments of $0.03 per diluted share. Last year’s results for the fourth quarter included $0.04 per diluted share of favorable adjustments. Sales for the fourth quarter increased 8.1% to $784,105,000 compared to $725,387,000 a year ago.

Reported net income for the full year increased 18.7% to $175,252,000 from $147,618,000 last year and earnings per diluted share increased 20.4% to $1.71 from $1.42 last year. This year’s results include expenses of $0.04 per diluted share for manufacturing rationalization and $0.05 per diluted share for stock based compensation, partially offset by favorable tax adjustments of $0.07 per diluted share. Last year’s results included favorable net adjustments of $0.04 per diluted share. Sales for the year increased 9.7% to $2,978,062,000 compared to $2,713,950,000 in fiscal 2005.

Commenting on this year’s results and the outlook for 2007, William L. Mansfield, President and Chief Executive Officer, said “We are very pleased with our progress in 2006. We made three strategic investments that will fuel our growth: We acquired an 80% interest in Huarun Paints in China; we improved the productivity of our global manufacturing base with the completion of our manufacturing rationalization plan and we strengthened our consumer paint brands. In the face of major raw material cost increases over the past two years, we continued to restore the profitability of our business. In addition, our increased cash flow from operations combined with $103 million of additional debt enabled us to fund $365 million of acquisitions and capital investments and $60 million of dividends and stock repurchases. We are cautiously optimistic on the outlook for next year. Based on the current outlook for Valspar’s business, our plans to continue investing in Valspar’s consumer paint brands and our expectations for our recent acquisitions, we expect another record year with fiscal 2007 earnings per share in the range of $1.80 to $1.90.”

For further information, contact Lori A. Walker, Vice President, Treasurer and Controller at Valspar / 612-375-7350.

Note: Valspar will host a conference call on Monday, November 20th at 10:00 AM CST. The call can be heard live over the Internet at Valspar’s website at http://www.valspar.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 1-800-475-6701 in the U.S. or 320-365-3844 outside the U.S. beginning at 3:15 PM, using access code 849068.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended October 27, 2006 and October 28, 2005

	4th Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)
	2006	2005	2006	2005
Net Sales	$784,105	$725,387	$2,978,062	$2,713,950
Cost of Sales	537,442	504,865	2,072,157	1,928,352
Operating Expenses	159,193	132,282	598,468	514,735
Income From Operations	87,470	88,240	307,437	270,863
Interest Expense	13,599	11,527	46,206	44,522
Other (Income) Expense, Net	1,149	788	3,799	621
Income Before Income Taxes	72,722	75,925	257,432	225,720
Income Taxes	20,581	24,959	82,180	78,102
Net Income	$52,141	$50,966	$175,252	$147,618
Net Income per Common Share-basic	$0.51	$0.51	$1.73	$1.45
Net Income per Common Share-diluted	$0.51	$0.50	$1.71	$1.42
Average Number of Shares O/S-basic	101,324,329	100,875,379	101,152,608	101,900,764
Average Number of Shares O/S-diluted	102,908,125	102,918,203	102,726,332	104,149,564

THE VALSPAR CORPORATION

CONSOLIDATED BALANCE SHEETS

	October 27,	October 28,
(Dollars in thousands)	2006	2005
Assets
Current Assets:
Cash and Cash Equivalents	$88,238	$52,845
Accounts Receivable, Net	475,736	462,396
Inventories	281,817	230,640
Other	121,332	117,998
Total Current Assets	967,123	863,879
Goodwill, Net	1,336,098	1,064,931
Other Assets, Net	425,427	375,751
Property, Plant & Equipment, Net	459,605	427,822
Total Assets	$3,188,253	$2,732,383

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable to Banks	$489,163	$29,281
Trade Accounts Payable	368,159	260,070
Income Taxes	38,455	58,120
Accrued Liabilities	299,906	276,835
Total Current Liabilities	1,195,683	624,306
Long Term Debt	350,267	706,415
Deferred Liabilities	386,859	340,570
Mandatorily Redeemable Stock	18,723	0
Stockholders’ Equity	1,236,721	1,061,092
Total Liabilities and Stockholders’ Equity	$3,188,253	$2,732,383

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 4			YTD
	2006	2005	2004	2006	2005	2004
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.51	$0.50	$0.38	$1.71	$1.42	$1.35
Adjustments Per Share, net of tax:
Manufacturing Rationalization, net	$0.01	$—	$—	$0.04	$0.02	$—
Stock Based Compensation	$0.02	$—	$—	$0.05	$—	$—
Favorable settlement of a lawsuit	$—	$0.02	$—	$—	$0.04	$—
Favorable claims experience FSG	$—	$0.02	$0.04	$—	$0.02	$0.04
Favorable tax adjustments	$0.03	$—	$—	$0.07	$—	$—

Gross Margin, as a percentage of net sales *
Gross Margin, reported	31.5%	30.4%	29.6%	30.4%	28.9%	30.5%
Gross Margin, adjusted for net cost of manufacturing rationalization	31.6%	30.5%	29.6%	30.7%	29.1%	30.5%

Operating Expense as a percentage of net sales *
Operating Expense, reported	20.3%	18.2%	18.3%	20.1%	19.0%	19.4%
Operating Expense, adjusted for stock based compensation	19.8%	18.2%	18.3%	19.8%	19.0%	19.4%

Operating Profit, as a percentage of net sales
Operating Profit, reported	11.2%	12.2%	11.3%	10.3%	10.0%	11.1%
Operating Profit, adjusted for net cost of manufacturing rationalization and stock based compensation	11.8%	12.3%	11.3%	10.9%	10.1%	11.1%

	Quarter 4		YTD
II. Segment Data	2006	2005	2006	2005
Sales
Paint	$255.1	$231.8	$985.7	$869.3
Coatings	$448.7	$424.3	$1,683.5	$1,573.1
All Other less intersegment sales	$80.3	$69.3	$308.9	$271.5
Total	$784.1	$725.4	$2,978.1	$2,713.9

Earnings Before Interest and Taxes (EBIT)
Paint	$32.6	$26.2	$107.8	$89.7
Coatings	$58.8	$60.5	$206.3	$181.4
All Other	$(5.1)	$0.8	$(10.5)	$(0.9)
Total	$86.3	$87.5	$303.6	$270.2

*Certain amounts in prior years’ financial statements have been reclassified to conform with the 2006 presentation.